Exhibit 10.1
First Amendment to Rights Agreement, dated November 1, 2000, between
NiSource Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder
Services, L.L.C., as rights agent
THIS FIRST AMENDMENT (“First Amendment”), is dated November 28, 2006, and amends that certain Rights Agreement, dated November 1, 2000, between NiSource Inc. (“NiSource”) and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services, L.L.C., as rights agent (the “Rights Agent”).
Background
A.	NiSource and the Rights Agent entered into that certain Rights Agreement, dated November 1, 2000 (the “Rights Agreement”).

B.	Under Section 27 of the Rights Agreement, prior to the Distribution Date (as defined in the Rights Agreement), NiSource may supplement or amend the Rights Agreement without the approval of any holders of certificates representing Common Stock and Rights (as defined in the Rights Agreement).

C.	The Distribution Date has not occurred.

D.	NiSource and the Rights Agent desire to amend the Rights Agreement as provided in this First Amendment.
Agreement
NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth in this First Amendment, NiSource and the Rights Agent agree as follows:
1.	Amendment of Section 7(a). Section 7(a) is deleted in its entirety and replaced with the following:
(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the Close of Business on the earliest of (i) November 29, 2006 (the “Final Expiration Date”), (ii) the date on which the Rights are redeemed pursuant to Section 23, (iii) consummation of a transaction pursuant to Section 13(g) (such earliest date being herein referred to as the “Expiration Date”) or (iv) the time at which such Rights are exchanged pursuant to Section 24.
2.	Effectiveness. This First Amendment shall be effective on November 28, 2006.

3.	Counterparts. This First Amendment may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts together constitute but one and the same instrument.
Intending to be bound, NiSource and the Rights Agent have executed this First Amendment as of November 28, 2006.
NiSource Inc.

By:	/s/ Gary W. Pottorff
Vice President, Administration and Corporate Secretary

Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services, L.L.C.

By:	/s/ Thomas Blatchford
Client Relationship Executive